UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 6, 2007
(Date of earliest event reported)

GENOMIC HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51541	77-0552594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Penobscot Drive Redwood City, California	94063
(Address of principal executive offices)	(Zip Code)

(650) 556-3900

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 6, 2007, Genomic Health, Inc. issued a press release announcing financial results for its fourth fiscal quarter ended December 31, 2006 and for its fiscal year ended December 31, 2006. The full text of the press release is furnished as Exhibit 99.1.

ITEM 8.01 OTHER EVENTS.

The Company’s 2007 Annual Meeting of Stockholders will be held on May 17, 2007 at such place and time as will be set forth in the Company’s proxy statement relating to that meeting. A stockholder proposal not included in the proxy statement for the Company’s 2007 Annual Meeting of Stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. For the 2007 Annual Meeting of Stockholders, to be timely, the Company’s Bylaws provide that the Secretary of the Company must have received the stockholder’s notice not earlier than ninety (90) days nor more than one hundred twenty (120) days in advance of the date the Company’s proxy statement was released to the stockholders in connection with the previous year’s annual meeting of stockholders. For the Company’s 2007 Annual Meeting of Stockholders, stockholders must have submitted written notice to the Secretary in accordance with the foregoing Bylaw provisions not earlier than December 29, 2006 nor later than January 28, 2007.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1 Press release issued by Genomic Health, Inc. dated February 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2007

GENOMIC HEALTH, INC.

By:	/s/ G. Bradley Cole
G. Bradley Cole
Executive Vice President and Chief Financial Officer
(title)